UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2011

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 27, 2011, Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) announced the completion of the consolidation of the Company’s four private banks – operating in the New England, Pacific Northwest, Southern California and Northern California markets – under one unified charter based in Massachusetts. The consolidated Bank has nearly $6 billion of total assets, more than $450 million of capital strength, and over $3.5 billion of client assets under management. The consolidated Bank will conduct business as Boston Private Bank & Trust Company in all markets except for Northern California. The Northern California affiliate will continue to operate locally as Borel Private Bank & Trust Company, A Division of Boston Private Bank & Trust Company. The full text of the press release is attached hereto as Exhibit 99.1. The consolidated Bank is making available to its customers the pro forma statement of financial condition attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K (including the exhibit hereto) is furnished pursuant to Item 7 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of Boston Private under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by Boston Private that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated May 27, 2011.

99.2	Pro Forma Statement of Financial Condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
	Name:	David J. Kaye
	Title:	Chief Financial Officer

Date: May 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 27, 2011.

99.2	Pro Forma Statement of Financial Condition.